[HORIZON LOGO]


Contact: Peter M. Holland
         Chief Financial Officer
         (740) 772-8547


                   HORIZON PCS ANNOUNCES RECORD FOURTH QUARTER
                              AND YEAR-END RESULTS
                           --------------------------
                   Subscriber Base Grows 85 Percent to 66,447


CHILLICOTHE, OH (March 28, 2001) -- Horizon PCS, Inc., a Sprint PCS (NYSE:PCS) Network Partner, today announced record results for the fourth quarter and year ended December 31, 2000.

For the fourth quarter, revenue was $12.2 million, a 73 percent increase over third quarter 2000 revenues. For the fiscal year ended December 31, 2000, Horizon's revenues were $27.8 million, a 517 percent increase over the prior year.

Horizon's Sprint PCS subscribers grew by 30,440 to a total of 66,447 for the fourth quarter of 2000, an 85 percent increase over the third quarter of 2000. For the quarter, roaming revenue from the company's portion of the Sprint PCS network was $4.5 million compared with $1.9 million in the third quarter. For the year, roaming revenue was $8.4 million, up sharply from the $0.6 million posted for 1999.

During 2000, Horizon initiated Sprint PCS service in 22 markets with a total population of 4.1 million. The company currently serves 38 markets with a total population of 7.5 million while its network covers approximately 4.9 million of those residents. As of December 31, 2000, Horizon marketed Sprint PCS service through 16 company stores and more than 474 national outlets, regional retailers and local agents.

William A. McKell, chairman, president and CEO, said, "Horizon PCS performed extremely well during the fourth quarter. The company expected a strong fourth quarter and we delivered by nearly doubling the number of Sprint PCS subscribers in our territory from 36,000 to 66,000 during the period."

Sprint PCS net subscriber additions within Horizon's territory for the year totaled 52,698, of which 30,440 came in the fourth quarter. Compared with the third quarter of 2000, the company increased its net additions by more than 237 percent. Average monthly revenue per subscriber (ARPU), including roaming, was $81 for the quarter and $75 for the year. ARPU, excluding roaming, was $49 for the quarter and $51 for the year. Monthly average minutes of use for the fourth quarter were 418 per average subscriber with roaming and 283 without roaming. Churn was approximately 2.5 percent for the fourth quarter of 2000 and 2.6 percent for the year.

Earnings before interest, taxes, depreciation and amortization, and non-cash compensation charges (EBITDA) was a negative $17 million for the fourth quarter of 2000 and a negative $39 million for the year.


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

At the end of the fourth quarter, Horizon had cash, short-term investments and marketable securities of approximately $191.4 million. In September 2000, the company entered into a bank credit facility with a financial institution to provide an aggregate commitment, subject to certain conditions, of up to $250 million (including a $95 million line of credit). At December 31, 2000, the company had $200 million available under its bank credit facility. Capital expenditures were $33.8 million for the fourth quarter and $83.6 million for the fiscal year.

The company also indicated that, based on current preliminary information and internal projections, it is providing guidance for the first fiscal quarter of 2001 ended March 31, 2001, as follows:

o Net subscriber additions ("net adds") are expected to be 17,000 to 19,000.

o Roaming revenue is forecasted to be approximately $5 million.

o ARPU, excluding roaming, is expected to be $48 to $50.

o Churn, net of 30-day returns, is expected to be 2.8 percent to 3.0 percent.


Horizon PCS is one of the largest Sprint PCS affiliates, based on its exclusive right to market Sprint PCS products and services to a total population of over
10.2 million in portions of 12 contiguous states. Its markets are located between Sprint PCS' Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint PCS markets that have a total population of over 59 million. As a Sprint PCS affiliate, Horizon markets wireless mobile communications network products and services under the Sprint PCS brand name. Horizon offers the same national pricing plans and uses the same sales and marketing strategies and national distribution channels that have made Sprint PCS the fastest growing wireless company in the country.


Sprint is a world-class global communications company - at the forefront of integrating wireline and wireless communications services. Sprint is a large carrier of Internet traffic and a leader in broadband communications. Sprint built and operates the United States' first nationwide all-digital, fiber-optic network and provides a portfolio of advanced data communications services. Sprint operates the largest 100-percent digital, 100-percent PCS nationwide wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities across the country. Sprint has $23 billion in annual revenues and serves more than 23 million business and residential customers. For more information, visit the Sprint PCS web site at http://www.sprintpcs.com.

This press release contains statements about future events and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement, which involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, the proceeds of the financing may not prove sufficient for the company to complete its network build-out on schedule. Furthermore, the company's projections of net adds, roaming revenue, ARPU and churn may prove inaccurate. For further information on the risks inherent in the company's business see "Risk Factors" in the company's registration statement on Form S-1 (SEC File No. 333-51240)

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

                                HORIZON PCS, INC.
                           Consolidated Balance Sheets


                                                         December 31,
                                                   2000                1999
                                             ---------------    ----------------
ASSETS
Current Assets:
Cash and cash equivalents                    $   191,417,394    $        146,806
Accounts receivable                                3,259,634             416,131
Interest receivable and other                      1,963,439             110,455
Receivable from Parent                                    --           2,630,335
Receivable from affiliate                            741,453                  --
Equipment inventory                                3,850,335           2,137,337
Investments                                        2,895,646                  --
Prepayments and other                              2,375,139              46,103
                                             ---------------    ----------------
        Total current assets                     206,503,040           5,487,167
                                             ---------------    ----------------

Investments and Other Assets:
Investment in Parent                               1,120,262                  --
Investments and other                                729,021           4,462,412
Intangible assets                                 52,879,934                  --
Unamortized debt expense                          14,126,448              34,944
                                             ---------------    ----------------
        Total investments and other assets        68,855,665           4,497,356
                                             ---------------    ----------------

Property and Equipment:
In service                                        72,017,575          27,904,046
Less accumulated depreciation                    (9,259,862)         (5,060,242)
                                             ---------------    ----------------
        Property and equipment in
           service, net                           62,757,713          22,843,804

Construction in progress                          46,944,132              50,429
                                             ---------------    ----------------
        Total property and equipment             109,701,845          22,894,233
                                             ---------------    ----------------
        Total assets                         $   385,060,550    $     32,878,756
                                             ===============    ================



                            (Continued on Next Page)

                                HORIZON PCS, INC.
                           Consolidated Balance Sheets
                                   (Continued)


                                                           December 31,
                                                       2000            1999
                                                  ------------    -------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Notes payable                                     $         --    $   1,032,000
Accounts payable                                    12,065,021        1,063,416
Accrued liabilities                                 25,737,901        3,178,125
Payable to Sprint PCS                                4,959,128               --
Payable to Parent                                      427,747        4,355,292
Payable to affiliate                                 1,114,727          416,131
                                                  ------------    -------------
        Total current liabilities                   44,304,524       10,044,964
                                                  ------------    -------------

Deferred Credits and Other Long-term Liabilities:
Deferred gain on sale of towers                        210,987               --
Postretirement benefit obligation                    1,015,802          713,074
Long-term debt                                      85,283,104       23,557,965
Payable to affiliates                                  192,334          726,042
Deferred income                                      7,293,281               --
                                                  ------------    -------------
        Total deferred credits and other
           long-term liabilities                   193,995,508       24,997,081
                                                  ------------    -------------

        Total liabilities                          238,300,032       35,042,045
                                               ---------------    -------------

Commitments and Contingencies

Convertible Preferred Stock                        134,421,881               --

Stockholders' Equity (Deficit):
Preferred stock                                             --               --
Common stock - Class A                                      --               --
Common stock - Class B                                   5,849            5,381
Treasury stock                                        (111,061)              --
Additional paid-in capital                          91,617,653       21,916,312
Deferred stock compensation                         (2,275,444)      (1,803,723)
Retained deficit                                   (76,898,360)     (22,281,259)
                                               ---------------    -------------
        Total stockholders' equity (deficit)        12,338,637       (2,163,289)
                                               ---------------    -------------

        Total liabilities and stockholders'
           equity (deficit)                    $   385,060,550    $   2,878,756
                                               ===============    =============


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
                                HORIZON PCS, INC.
                      Consolidated Statements of Operations

                                          For the Three                     For the
                                           Months Ended                    Years Ended
                                           December 31,                    December 31,
                                     ---------------------------     -------------------------
                                       2000            1999             2000              1999
                                     -----------     -----------     ------------     -----------
Operating Revenues:
   Subscriber revenues               $ 6,376,917     $ 1,296,403     $ 16,341,622     $ 3,260,827
   Roaming revenue                     4,518,017         298,041        8,408,102         641,962
   Equipment revenues                  1,291,147         260,005        3,036,022         600,451
                                     -----------     -----------     ------------     -----------
     Total operating revenues         12,186,081       1,854,449       27,785,746       4,503,240
                                     -----------     -----------     ------------     -----------

Operating Expenses:
   Cost of services                    9,437,485       2,673,322       23,634,282       7,045,361
   Cost of equipment                   4,611,672         782,732        9,749,881       2,444,322
   Selling, general and
     administrative expense           15,010,501       3,343,609       32,937,809       8,173,677
   Non-cash compensation expense         166,536         291,345          490,202         291,345
   Depreciation and amortization       2,667,604         807,092        6,134,458       2,684,644
                                   -------------     -----------     ------------     -----------
     Total operating expenses         31,893,798       7,898,100       72,946,632      20,639,349
                                   -------------     -----------     ------------     -----------

Operating loss                       (19,707,717)     (6,043,651)     (45,160,886)    (16,136,109)

Gain on exchange of stock                     --              --       11,550,866              --
Gain on sale of PCS assets                    --              --               --       1,387,718
Interest income and other, net         3,830,266          34,627        4,803,820          52,421
Interest expense, net                 (6,756,084)       (467,862)     (10,317,473)     (1,529,157)
                                   -------------     -----------     ------------     -----------

Loss on continuing operations before
   income tax expense (benefit)      (22,633,535)     (6,476,886)     (39,123,673)    (16,225,127)
Income tax expense (benefit)          (1,768,564)     (2,046,384)       1,075,711      (5,275,125)
                                     -----------     -----------     ------------     -----------

Loss on continuing operations        (20,864,971)     (4,430,502)     (40,199,384)    (10,950,002)

Discontinued Operations:
   Income from discontinued
   operations, net                            --          (6,273)         141,245         282,331
                                     -----------     -----------     ------------     -----------

Loss before extraordinary item       (20,864,971)     (4,436,775)     (40,058,139)    (10,667,671)
Extraordinary loss, net                       --              --         (486,323)             --
                                     -----------     -----------     ------------     -----------

Net loss                             (20,864,971)     (4,436,775)     (40,544,462)    (10,667,671)
Preferred stock dividend              (2,782,048)             --       (2,782,048)             --
                                     -----------     -----------     ------------     -----------


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

Net loss available to common
  stockholders                      $(23,647,019)    $(4,436,775)    $(43,326,510)   $(10,667,671)
                                    ============     ===========     ============    ============

Net loss per share -- basic and diluted:
   From continuing operations       $      (0.40)    $     (0.08)    $      (0.76)   $      (0.20)
   From extraordinary item                    --              --            (0.01)             --
                                    ------------     -----------     ------------    ------------
   Available to common stockholders $      (0.40)    $     (0.08)    $      (0.77)   $      (0.20)
                                    ============     ===========     ============    ============

Weighted average shares outstanding   58,471,934      53,806,200       56,177,948      53,806,200
                                    ============     ===========     ============    ============

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                                HORIZON PCS, INC.
                      Consolidated Statements of Cash Flows



                                                   For the Years Ended
                                                        December 31,
                                                  2000                1999
                                             ---------------    ---------------

Cash Flows from Operating Activities         $    (5,588,293)   $    (4,187,386)

Cash Flows from Investing Activities:
   Capital expenditures, net                     (83,629,782)        (6,253,133)
   Investment in Parent                          (11,835,000)                --
   Investment in joint venture                    (1,032,000)        (2,068,000)
   Proceeds from the sale of fixed assets            734,000          4,800,000
   Dividends received                               (160,923)                --
   Cash acquired in acquisition of BPCS            4,926,803                 --
   Equity loss in investments, net                    28,555                 --
                                             ---------------    ---------------
     Net cash used in investing activities       (90,968,347)        (3,521,133)
                                             ---------------    ---------------

Cash Flows from Financing Activities:
   Convertible preferred stock                   126,500,000                 --
   Cash dividends paid                               (18,309)                --
   Capital contributions                           1,373,703          3,742,647
   Stock issuance costs                           (9,161,242)                --
   Deferred financing fees                       (15,410,327)                --
   Intercompany advances (repayments)
        to Parent                                 (3,927,545)         1,827,517
   Notes payable - borrowings, net of
        repayments                               188,470,948          2,258,646
                                             ---------------    ---------------
     Net cash provided by financing
         activities                              287,827,228          7,828,810
                                             ---------------    ---------------

Net Increase in Cash and Cash Equivalents        191,270,588            120,291

Cash and Cash Equivalents, Beginning of Year         146,806             26,515
                                             ---------------    ---------------

Cash and Cash Equivalents, End of Year       $   191,417,394    $       146,806
                                             ===============    ===============

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